 April 25, 2016  Definitive Agreement Concerning the Business Integration  Mebuki Financial Group, Inc.  Ashikaga Holdings Co., Ltd.  The share exchange described in this press release involves securities of a foreign company.  This share exchange is subject to disclosure requirements of Japan that are different from those of the United States.  Financial information included in this notice has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country.  You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.  This document has been translated from the Japanese-language original for reference purposes only.  While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original.  Such Japanese-language original shall be the controlling document for all purposes.

 *  Mebuki Financial Group, Inc.  Our wish implied in the company name  Mebuki, or green shoots, means “new leaves sprouting from the trees.” This word is used in the Group name to express how fresh ideas and new values will be continually brought about by bringing the Group companies’ knowledge and ingenuity together.The company name implies its wish to sprout new value and vital energy in local communities and realize sustainable growth of the company togetherwith local communities.  １．Name of the Holding Company  Company Name  * Note: Ashikaga Holdings Co., Ltd. will change its name to the above.

 *  2．Outline of the Holding Company  Location of Headquarters (Registered Address)  7-2, Yaesu 2-chome, Chuo-ku, Tokyo  Location of Head Offices  Mito Head Office5-5, Minami-machi 2-chome, Mito, Ibaraki  Representatives and Officers (planned)  Representative Director and President　Kazuyoshi Terakado(currently, President of Joyo Bank)  Capital  117.4 billion yen  Stock exchange on which stock is listed  The Tokyo Stock Exchange(Note) The current stock name is Ashikaga Holdings, which will be changed.  (Note) The headquarters of Ashikaga Holdings Co., Ltd. will be relocated to the above address. The locations of Joyo Bank and Ashikaga Bank will not change.   Representative Director and Executive Vice President　Masanao Matsushita (currently, President and Chief Executive Officer of Ashikaga Holdings and President and Chief Executive Officer of Ashikaga Bank)　 The Holding Company plans to appoint 12 directors, including representative directors, three of whom will be appointed from outside the Holding Company.  Utsunomiya Head Office1-25, Sakura 4-chome, Utsunomiya, Tochigi　  (Note) The head office functions of Mebuki Financial Group, Inc. will comprise its full-time officers and employees as well as concurrent officers and employees of Joyo Bank or Ashikaga Bank, and will be located in Mito, Ibaraki and Utsunomiya, Tochigi.

 *  ３．Outline of the Business Integration  Through the share exchange, under which Joyo Bank will become a wholly-owned subsidiary and Ashikaga Holdings will become the wholly owning parent company, Mebuki Financial Group (currently, Ashikaga Holdings) will hold 100% of the shares of Joyo Bank and Ashikaga Bank. Joyo Bank shareholders will receive 1.170 shares of Mebuki Financial Group common stock for each share of Joyo Bank common stock.  After Integration  Company name to be changed  Mebuki Financial Group  100％ ownership  100％ ownership  (Joyo Bank shareholders)Number of shares issued and outstanding Note722.869 million shares×1.170  (Ashikaga HD shareholders)Number of shares issued and outstanding Note333.25 million shares  Execution of the Share Exchange Agreement  100％ ownership  (Ashikaga HD shareholders)Number of shares issued and outstanding Note333.25 million shares  Joyo Bank shareholders will receive 1.170 shares of Mebuki Financial Group common stock for each share of Joyo common stock.  (Joyo Bank shareholders)Number of shares issued and outstanding Note722.869 million shares  (Note) The above number has been calculated based on the total number of issued and outstanding shares of Joyo Bank and Ashikaga Holdings as of December 31, 2015. The total number of issued and outstanding shares of Joyo Bank as of December 31, 2015 is 766.231 million. However, Joyo Bank plans to cancel all of its treasury shares (43.362 million shares as of December 31, 2015) immediately before the share exchange takes effect. Accordingly, treasury shares held by Joyo have not been included in calculating the above number. The number of newly issued Mebuki Financial Group shares to be delivered through the share exchange may change if the number of Joyo Bank’s treasury shares as of December 31, 2015 changes before the share exchange takes effect.  April 25, 2016 (today)  Resolution of the board of directors of the Companies; Execution of the Share Exchange Agreement and the business integration agreement  June 28, 2016 (planned)  General shareholders meetings of the Companies  September 27, 2016 (planned)  Last trading day of the shares of Joyo Bank  September 28, 2016 (planned)  Date of delisting of Joyo Bank shares  October 1, 2016 (planned)  Effective date of the Share Exchange  [Schedule of the Share Exchange]  Ashikaga Holdings Co., Ltd.

4. Group Management Philosophy and Ideal

Group Management Philosophy

The new financial group will provide high-quality comprehensive financial services to continue creating a prosperous future with local communities.

We will bring the Group's ingenuity together to contribute to sustainable growth of local communities. We will endeavor to resolve challenges of local communities by providing high-quality comprehensive financial services to create a prosperous future with local communities.

Group Ideal (Strategic Target)

Comprehensive financial service group that will create the future of local communities

The new Group will maintain and promote the relationships with customers and local communities as well as deep understanding of local communities that the Banks have developed over the years. At the same time, the new Group will seek to expand the economic interaction zone by utilizing its wide-area network, endeavor to increase the size and range of comprehensive financial services and work toward the "development of local industries, revitalization of local economy and creation of new markets" for the growth of the company together with local communities.

Structure of Group Philosophy (= Fundamental ideas on which Group activities will be based)

Mission: Develop and grow with local communities and contribute to them

Vision: As an "open" financial group, work to expand business areas, regions and size

Growth driver:

- **Expand local economy by utilizing the Group's network** — Accelerate and expand commercial and information distribution and corporate interaction by utilizing the Group's wide-area network that involves major companies in the central region.
- **Development and provision of advanced services** — Develop and provide advanced financial services by utilizing IT and working with companies in other industries
- **Reinforcement of revenue base through integration** — Build a solid revenue base by streamlining operations and strategically reallocating business resources
- **Training of professionals** — Train professionals who can respond to diverse and sophisticated financial needs and are familiar with local circumstances

Value: One-stop comprehensive financial services with a structure to provide leasing, securities, think tank functions and information technology services

Business platform: Solid trust relationships with local communities; Regional financial institutions having the top market share in the region

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 *  ５．The New Group’s Fundamental Strategies for the Business Integration  As the main player in the efforts for regional revitalization, the new financial group will implement activities toward the development of local industries and creation and stimulation of markets by expanding its comprehensive financial services and utilizing its wide-area network. The new financial group will also ensure appropriate staffing and personnel training through operational reforms to build highly efficient operational structure and appropriate management structure with a view to achieve sustainable growth of the company together with local communities.  By utilizing primary sales bases and networks which will expand through the business integration, the new financial group will jointly implement a wide range of support measures based on industrial characteristics of the primary sales bases, and contribute to regional revitalization and stimulation by bringing the new financial group’s ingenuity together.  Consolidation of ingenuity for regional revitalization  The new financial group will organically combine its functions to “expand scale and scope” and “improve quality”, and provide one-stop services with higher added value that can respond to diversifying customer needs. While keeping an eye on the developments of deregulation and other changes, the new financial group will look to achieve various synergy effects by sharing securities investment knowhow and considering integrated operations.  Expansion of comprehensive financial services  The entire group will optimize business resources and make efforts to further develop its wide-area network for increased convenience for customers and regional revitalization and stimulation.The new financial group will strengthen its direct channels such as the Internet and ATMs by utilizing enhanced data-based marketing functions, which will be increased through the business integration, so it can provide timely information and financial services to more customers.  Expansion of area and channels   The new financial group will enhance business resources to achieve cost reduction, improve customer services and contribute to regional development by unifying and integrating administration and systems.The new financial group will invest in systems related to new or growing business areas such as FinTech in order to achieve improved customer service.  In addition to effective corporate governance to achieve benefits of integration, the new financial group will build an appropriate management structure in light of the size and characteristics of the Banks. The new financial group will develop more sophisticated risk management, enhance smooth financial intermediary functions and build an internal audit system and other frameworks to contribute to the sound operation and efficient achievement of management objectives.   Operational reform  Building of the new financial group’s management structure

 *  ６. New Financial Group’s Corporate Governance and Management Structure  The Integrated Holding Company will take initiative in intragroup collaboration in mapping out the new financial group’s management policies and strategies and working to maximize synergy. It also has a role to improve corporate value of the entire Group through management of the Group companies’ operations. The Integrated Holding Company will have Regional Revitalization Department, which will take the initiative in intragroup collaboration for regional revitalization and stimulation of local economy and make efforts toward regional revitalization of wide areas.   Company with audit and supervisory committee   Banks under the group  Group Strategy Committee  Audit and Supervisory Committee Office   The Integrated Holding Company, which is a company with an audit and supervisory committee, will appoint multiple outside directors to secure a transparent and fair decision-making function and an audit and supervisory function. At the same time, the Integrated Holding Company will delegate numerous operational decision-making authorities to directors, who are board members. By doing so, the Integrated Holding Company will realize prompt and strong-minded decision-making and business execution.The Banks, which are to implement important strategies, will also appoint multiple outside directors. Moreover, the Corporate Governance Committee, which mainly comprise outside directors of the Integrated Holding Company and the Banks, will be established as an advisory organ for the board of directors of the Integrated Holding Company with such roles as appointing director candidates and deliberating directors’ compensation. Under such framework, the Integrated Holding Company will enhance corporate governance efficiency. The Integrated Holding Company will also have Executive Sessions of only outside directors to allow outside directors to exchange information and share an understanding with each other, so that the Integrated Holding Company may actively incorporate diverse opinions.  New financial group’s management structure  While maintaining and exerting its originality to deepen relationships with local communities that it has developed, each Bank will closely collaborate with the other as members of the new financial group and work as a pioneer who conduct business based on the Group strategies and lead synergy to stimulation and promotion of local economy.  Company with audit and supervisory committee

7. (1) Consolidation of Ingenuity for Regional Revitalization

～ Outline of Measures for Regional Revitalization and Stimulation ～

The business integration will allow the Banks to “expand the core markets” which are their primary bases and “expand networks” due to the proximity to the Tokyo metropolitan area where a number of diverse companies are located. The new financial group will utilize these expanded markets and networks and collaborate with each other in implementing a broad range of support measures, taking industrial characteristics of the primary bases into account with the aim of contributing to the regional revitalization and stimulation.

	Support measures to customers			Resources of the Banks	
	Manufacturing	Food, agriculture, tourism and commerce	Medical and nursing care	People/knowhow/finance	
Geographical expansion and diversification of industrial development	• Evaluation of technical capabilities • Technological standardization • Support in obtaining licenses	• Support in developing a tourist golden route • Support in sixth industrialization of agriculture and food industries	• Support in utilizing advanced technologies such as robots	• Mutual utilization of technical coordinators	• Development of joint loan products to support wide-area promotion through collaboration with multiple local governments • Support of customers in improving their added value with the aim of improving their sales and profits
Creation of new businesses and expansion of business domain	• Support in matching businesses/M&A partners • Proposal of business succession • Joint hosting of business awards • Support in market expansion and starting operations overseas			• Entering the crowd funding business	
Expansion of corporate networks	• Attracting Tier 1 and Tier 2 companies • Packaged support for attracting companies • Support in market expansion to the Tokyo metropolitan area and overseas	• Support in creation of investment/collaboration business by domestic and foreign companies in the food, agriculture or tourism industries		• Active utilization of external technical coordinators	
Branding of regional resources		• Attraction of companies adding value using local resources as resources • Support in promotion and management of DMOs		• Sharing knowhow of new product development that utilizes local resources	
Promotion of settlement and regional development		• Support in utilizing existing facilities (e.g. remains of large-scale commercial facilities and vacant stores)	• Support in promoting regional revitalization businesses under the Continuing Care Retirement Community (Japanese CCRC) program, etc.	• Provision of relocation plans and vacant-house utilization plans using new-type reverse mortgages, etc. • Support in promoting settlement using PPP, PFI and project finance	

Support of regional revitalization and stimulation through support of corporations, etc.

↓

Development of wide-area collaboration support

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7. (2) Consolidation of Ingenuity for Regional Revitalization
～ Development of wide-area collaboration support ～

The Banks will provide “wide-area collaboration support” utilizing the networks in Ibaraki and Tochigi Prefectures and the Tokyo metropolitan area, which cannot be realized by a single bank. The Banks will focus on the following four activities in allocating human resources.

(1) Promoting utilization of a wide-area network (2) Developing industries/creating new businesses (3) Supporting regional branding (4) Collaborating with local governments

The Banks will also utilize knowhow and networks of the new financial group and support customers in improving their added value by way of consulting with the aim of improving their sales and profits.


Wide-area collaboration support
Local governments
Various economic organizations
Universities and research institutions
Licensed professionals
ASHIKAGA BANK
Support of regional revitalization in its primary sales base mainly in Tochigi Prefecture
JOYO BANK
Support of regional revitalization in its primary sales base mainly in Ibaraki Prefecture
Resolve challenges of local communities

Focused activities

Promoting utilization of a wide-area network

- Enhancing and improving coordinating ability
- Business matching in broader areas
- Collaborating with external experts

Developing industries/creating new businesses

- Unifying industrial development and new business support plans
- Utilizing technical coordinators
- Supporting market expansion to the Tokyo metropolitan area and overseas
- Attracting and retaining companies
- Business awards

Supporting regional branding

- Supporting creation of investment and collaboration of businesses in the food, agriculture or tourism industry
- Supporting development of new products that utilizes local resources

Collaborating with local government

- Revitalizing local shopping streets
- Proposing measures to promote relocation and settlement

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 *  Medium-sized companies  SMEs  Venture companies  Support in matching businesses/M&A partners and proposal of business succession utilizing the Banks’ strengths and characteristics of their bases  Tochigi Prefecture  Ibaraki Prefecture  Medium-sized companies  SMEs  Venture companies  Universities and research institutions  Universities and research institutions  Ashikaga Bank’s strengthsBroad customer base, including the automobile and aviation industriesKnowhow of tourism promotion support  ７. (3) Consolidation of Ingenuity for Regional Revitalization 　～ Notion of wide-area collaboration ～  The Banks will utilize their expanding primary bases and networks to discover regional resources and technologies and collaborate with each other in their support measures taking industrial characteristics of their primary bases into account.  Accelerating and expanding commercial and information distribution and corporate interaction utilizing transportation infrastructure such as Kita-Kanto Expressway  Startup support  Development support  ×  ×  Provision of sophisticated consulting services; support of companies’ growth through financial products such as funds (e.g. equity) and mezzanine finance (e.g. subordinated loans, subordinated bonds and preferred stock)  Joyo Bank’s strengthKnowhow of evaluation of technical capabilities of manufacturing companiesKnowhow of supporting agricultural businesses  Tochigi  Ibaraki  Expansion of capital flow and capital stock  Expanded flow of goods, people and information  Traffic volume of Kita-Kanto Expressway and the capital flow in Ibaraki and Tochigi  H23  H24  H25  H26  H27  FY2011  Special factors due to the Great East Japan Earthquake  Characteristics of Tochigi and Ibaraki PrefecturesTechnical and research capabilitiesTourism resources and agricultural productsTransportation network  FY2015  FY2014  FY2013  FY2012  Traffic volume  Amount of domestic funds handled(total of inbound and outbound)

8 . (1) Expansion of Comprehensive Financial Services

～ One-stop Financial Services ～

Expansion of comprehensive financial services by combining the New Group’s abilities

The Banks will organically combine the Group functions such as banking, leasing, securities, IT and think tank functions to “expand scale and scope” and “improve quality”, and provide one-stop services with higher added value that can respond to diversifying customer needs.



Asset sales
(Joyo Securities)
Think tank
(Joyo Industrial Research Institute
Ashigin Research Institute)
JOYO BANK
ASHIKAGA BANK
Provision of one-stop financial function
Leasing
(Joyo Lease
Ashikaga Credit Guarantee (Leasing Business Department))
Settlement
(Joyo Credit
Ashigin Card)
IT solutions
(Joyo Computer Service
Ashigin Research Institute)

“Expanding areas in which security services are provided”
×
“Contact with generations of people and corporations”

As a financial concierge, providing sophisticated services and supporting asset building, management and succession

“Information of Ibaraki Prefecture and its surrounding areas”
×
「“Information of Tochigi Prefecture and its surrounding areas”

Providing various wide-area business information and providing interaction-promotion opportunities and consulting services in new fields

“Expanding areas in which the leasing function is provided”
×
“Networks rooted in the region and sales structure and knowhow for businesses”

Detailed advice and fulfilling support for customers’ growth

“Overwhelming regional share”
×
“Economies of scale through business integration” 」

Enhancing solutions to prepare for an increased flow of capital into the region

“IT planning and development capabilities”
×
“Consulting knowhow”

Providing solutions that can contribute to streamlining customers’ businesses by mutually utilizing the functions of the Banks’ IT companies

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8 . (2) Expansion of Comprehensive Financial Services
～ Providing Added Value ～

The Banks will appropriately and accurately capture diverse needs of customers that will arise at each stage of life and provide comprehensive financial services that are more convenient and have higher added value.

Input of business resources to identify customer needs + **Expansion and enhancement of channels**



Utilizing Fin Tech
Big data analysis using AI
Account aggregation
Robo-advisor
and others
Employing experts
Marketers
Industry experts
and others
JOYO BANK
ASHIKAGA BANK
One-stop financial function
Investment in systems
Improved usability
Improved accessibility
Collaboration with companies in other sectors
Collaboration among branches
Settlement (electronic money/points)
and others

Enhancing direct channels (Increasing menus and improving quality)

Enhancing consulting functions of head offices and sales branches

Providing higher value and convenience to customers

Proposals ahead of customer needs

- Making proposals in a timely manner by utilizing big data analysis, etc.

\+

Efficiently and promptly resolve immediate matter for consultation

- Providing a consultation system that utilizes new technologies and other means

Providing comprehensive financial services overcoming geographical/time restrictions

- Combine direct channels and face-to-face channels to provide consistent services

Providing solutions to specialized and complicated issues

- Providing a sophisticated consultation system covering matters such as M&A, business succession, inheritance and asset succession

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9． Expansion of Area and Channels

The Banks will aim to expand its customer base and broaden and stimulate economic interaction (corporate interaction through distribution of commerce, information and funds) zone by optimizing business resources, developing a wide-area network and strengthening direct channels.


Miyagi
(1)
Fukushima
(11)
Gunma
(15)
Tochigi
(119)
Ibaraki
(153)
Saitama
(20)
Tokyo
(6)
Chiba
(6)
Osaka
(1)
Shanghai
Hong Kong
Singapore
New York
Overseas
(4)

(Total of 336 locations, including overseas locations; as of April 25, 2016)

Optimizing business resources

Approx. 150 employees to be reallocated

- Streamlining the head office and sales branches
- Reallocating employees for an enhanced consulting function and improved service quality

Developing a wide-area network

Approx. 15 new branches to open (including leasing and securities branches)

- Utilizing human and other resources resulting from the reallocation
- New branches to open in growing areas with the aim of increasing economic interaction opportunities
- New branches to open with the aim of enhancing group functions
- Considering utilizing the agency bank system
- Mutually utilizing overseas networks (including consideration of making overseas locations branches)

Strengthening direct channels

Enhanced contact with customers

- Jointly working toward more sophisticated marketing activities such as Event Based Marketing (EBM) and providing timely information and financial services
- Sharing knowhow about information provision utilizing the Internet and telemarketing in order to improve information provision services that can satisfy customers' needs
- Jointly utilizing non-face-to-face channels such as the Internet and ATMs to improve products and services

Expand customer base and broaden and stimulate economic interaction zone

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10. Improved Value for Stakeholders

The new financial group will maintain and promote the relationships with customers and local communities as well as deep understanding of local communities that the Banks have developed over the years. At the same time, the new financial group will seek to expand the economic interaction zone by utilizing its wide-area network, endeavor to increase the size and range of comprehensive financial services, and work toward the "development of local industries, revitalization of local economy and creation of new markets" for the growth of the company together with local communities.

	Value for stakeholders	Business resources which will be the basis of improved value
Corporate customers	In addition to smooth financial intermediary functions provided by the Banks, ✓ Broad business interaction opportunities ✓ Hints and catalysts necessary for new businesses and business growth ✓ Detailed advice and fulfilling support for realization of growth	✓ Broader networks (e.g. employees, information and customer base) ✓ Strong connections with customers and local communities in the Ibaraki and Tochigi areas ✓ Ample capital-raising means and comprehensive financial service knowhow
Retail customers	✓ Environment in which retail customers can use the Banks more closely and conveniently ✓ Advice and support to realize prosperous life stages ✓ Optimal solutions based on long-term relationships	✓ Network of an overwhelming number of braches and wealth of product lineups ✓ Appropriate and timely information tailored to each stage of life ✓ Sophisticated service knowhow as a financial concierge
Shareholders	✓ Improved corporate value and ROE medium to long term ✓ Return to shareholders (stable dividends and shareholder special benefit program) ✓ Prompt and appropriate information disclosure and explanations	✓ Revenues as a result of synergy ✓ Performance evaluation of officers of the integrated Holding Company based on ROE ✓ Appropriate corporate governance structure which utilizes outside director functions ✓ Comprehensive IR
Employees	✓ Rewarding work that realizes employees' passion for local communities ✓ More opportunities to play active roles ✓ Improved skills and growth through personnel exchanges	✓ Penetration of the new financial group's management philosophy through joint training ✓ Execution of strategies formulated based on deep understanding of local communities ✓ Mutual personnel exchanges and various joint planning
Local communities	✓ More economic exchange opportunities that can contribute to regional revitalization • Exchanges between Ibaraki and Tochigi, and between the Ibaraki/Tochigi area and the other areas such as neighboring areas ✓ Ability to make proposals that will help to boost local communities' power, including proposals concerning the number of business establishments in the region or promotion of settlement	✓ Strong connections with local governments and other public institutions in the Ibaraki and Tochigi areas ✓ Ability to coordinate with important partners that will generate economic interaction ✓ Efforts toward the creation of new industries, and support system for growth of companies and development of core companies in the region

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11. Outline of Synergy Measures

Columns: Retail customers | Corporate customers | Local governments | Other customers

Consolidation of ingenuity for regional revitalization (Efforts toward wide-area regional revitalization)

- Retail customers: Collaboration to promote settlement and increase nonresident population
- Corporate customers / Local governments: Providing business matching services in broader areas, creating new industries by mutually utilizing coordinators, and providing support in business expansion
- Other customers: Wide-area collaboration support
- Retail customers – Local governments: Attraction of companies, comprehensive support to new entrant companies, and job creation
- Retail customers – Local governments: Support in developing a tourist golden route in collaboration with the regional tourist industry
- Corporate customers: Creation of investment and collaboration of businesses in the food, agriculture or tourism industries
- Corporate customers: Start collaboration on the fund business
- Local governments: Strengthened efforts to resolve challenges of local communities
- Local governments: Sharing of knowhow on publicly-owned property management support

Expansion of comprehensive financial services (Enlarged scale and scope)

- Retail customers – Corporate customers: Expansion of areas where leasing and securities services are provided
- Retail customers: Advanced asset management proposals by sharing knowhow
- Retail customers: Joint development of diverse and highly convenient products and services (loans and credits)
- Retail customers: Sharing of knowhow about sales activities conducted at customers' workplaces
- Corporate customers / Local governments: Mutual utilization of Group companies such as think tanks
- Corporate customers: Improved arrangement capabilities in M&A, syndicate loans and derivative transactions
- Corporate customers: Support of starting operations overseas
- Corporate customers: Joint extension of cross-boarder loans
- Local governments: Streamlining of administrative affairs and mutual utilization of services
- Other customers: Improved customer service using FinTech, etc.
- Other customers: Sharing of knowhow about investment in the market
- Other customers: Considering joint securities investment in light of deregulation
- Retail customers – Corporate customers: Joint development and improvement of marketing such as EBM
- Retail customers – Corporate customers: Streamlining of credit and collateral appraisal work through integration
- Retail customers – Local governments: Attracting more settling customers by unifying interbank charges

Expansion of areas/ channels

- Retail customers – Local governments: Opening branches in growing areas and expand regional economic interaction opportunities
- Retail customers – Local governments: Establishing a low-cost, quality branch network by sharing knowhow about branch design and management
- Corporate customers – Local governments: Mutually utilizing overseas networks (including consideration of making overseas locations branches)
- Other customers: Collaboration to enhance direct channels

Operational reform

- Optimization of business resources (streamlining of the head office and branches, and staff reallocation)
- Cost reduction through system integration
- Integrating administrative procedures; unifying and integrating work concentrated in the head office
- Reduction in property expenses through joint procurement
- Further promotion of BPR by sharing knowhow

Group management

- Improvement of credit risk management system
- Establishment of appropriate audit system of the new Group
- Joint implementation of personnel interaction and training

Compared to FY2015

Synergy Target (FY2021)

Increase in loan balance due to synergy



+700 billion yen
FY2015
FY2021

Synergy on the top line and cost

+ approx. 15 billion yen

Shift of personnel to sales and strategy

Approx. 150 employees

New branch to open: approx. 15 branches (including leasing and securities branches)

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*  Mebuki Financial Group, Inc.